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                                                                      EXHIBIT 23

                      CRAY RESEARCH, INC. AND SUBSIDIARIES
                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Cray Research, Inc.:

    We consent to incorporation by reference in the Registration Statements on Form S-8 (File numbers 2-99254; 33-42914; 33-8633; 33-32602; 33-49396; 33-49398;
33-25858; 33-33374; 33-33375; 33-62410; 33-62414 and 33-55361) of Cray Research,
Inc. of our report dated January 25, 1995, relating to the consolidated balance sheets of Cray Research, Inc. and subsidiaries as of December 31, 1994 and 1993 and the related consolidated statements of operations, cash flows and stockholders' equity for each of the years in the three-year period ended December 31, 1994, which report is incorporated by reference in the December 31, 1994 Annual Report on Form 10-K of Cray Research, Inc.

                                                  KPMG Peat Marwick LLP
Minneapolis, Minnesota
March 28, 1995